Exhibit 99

News Release

Associated 3rd quarter earnings per diluted share up 13 percent

         GREEN BAY, Wis. — Oct. 16, 2003 — Associated Banc-Corp (NASDAQ: ASBC) earned $.79 per diluted share in the quarter that ended Sept. 30, 2003, a 12.9 percent increase from $.70 per diluted share for the same period in 2002. Net income was $58.4 million, compared to $53.5 million for the comparable quarter of 2002.

        Return on average assets was 1.53 percent in the third quarter 2003 compared to 1.47 percent in the third quarter of 2002. Return on average equity was 17.75 percent compared to 16.73 percent in the year-earlier quarter.

        For the nine months ended Sept. 30, 2003, diluted earnings per share were $2.32, up 11.5 percent from $2.08 per diluted share in the same period in 2002. Return on average assets was 1.54 percent and return on average equity was 17.82 percent, compared to 1.49 percent and 17.28 percent, respectively, for the nine months ended Sept. 30, 2002.

        “We are pleased with our third quarter performance,” Associated President and CEO Paul Beideman said. “Specifically, Associated’s financial results in the third quarter reflect the continued strong contribution of our mortgage banking activity as well as solid growth in our transaction account deposits and home equity lines of credit,” Beideman said.

        Net interest income was $129.0 million for the third quarter, compared to $128.4 million in the year-earlier period, and $127.2 million for the second quarter of 2003. The net interest margin for third quarter 2003 was 3.78 percent, down from 3.96 percent a year ago and nearly unchanged from 3.79 percent for second quarter 2003. For the first nine months of 2003, net interest income was $383.6 million, up 3 percent compared to $371.6 million for the same period of 2002. Net interest margin was 3.82 percent for the first nine months of 2003, compared to 3.94 percent for the same period in 2002.

        Total loans for the third quarter 2003 averaged $10.8 billion, an increase of $685 million or 7 percent compared to the third quarter a year earlier, and up 3 percent from the second quarter 2003, on an annualized basis.

        Total deposits averaged $9.5 billion for the third quarter 2003, up $538 million or 6 percent compared to the third quarter last year, and up 16 percent from the second quarter 2003, on an annualized basis. Transaction account (demand, savings, interest-bearing demand and money market account) deposits were $6.2 billion, up 13 percent on average over the comparable third quarter of 2002, and up an annualized 22 percent over the second quarter 2003. Time deposits averaged $3.3 billion for the third quarter 2003, versus $3.4 billion for the comparable quarter last year, while up from $3.2 billion for second quarter 2003.

        The provision for loan losses was $12.1 million for the third quarter of 2003, compared to $12.8 million for the same quarter last year, and unchanged from $12.1 million for the second quarter of 2003. For the first nine months of 2003, the provision for loan losses was $37.2 million, compared to $36.1 million for the same period last year. The allowance for loan losses was 1.71 percent of total loans at Sept. 30, 2003, 1.54 percent at Sept. 30, 2002, and 1.66 percent at June 30, 2003.

        Net chargeoffs for the third quarter of 2003 were $8.3 million, compared to net chargeoffs of $6.3 million for third quarter 2002, and $10.1 million for the second quarter of 2003. For the nine months that ended Sept. 30, 2003, annualized net chargeoffs were 0.29 percent of average loans, the same as in the comparable period last year. Nonperforming assets were $131.5 million as of Sept. 30, 2003, compared to $131.9 million as of June 30, 2003 and up from $103.7 million a year ago.

        “We are staying close to our customers to help them manage through the current soft economic environment and to support them as they plan for the future. This is the most effective way for Associated to manage its credit quality,” Beideman said.

        Noninterest income grew to $63.9 million for the third quarter, compared to $58.7 million in the same period of 2002. The 9 percent increase between the comparable quarters was primarily attributable to increases in mortgage banking revenue, retail commission income (attributable mostly to Associated’s acquisition of CFG Insurance Services on April 1, 2003), and service charges on deposit accounts, offset partly by a decrease in credit card and other nondeposit fees (primarily from lower merchant fees resulting from the March 2003 sale of the company’s merchant processing business). In comparison to second quarter 2003, noninterest income declined $6.3 million, with $5.2 million attributable to a decline in mortgage banking income. While secondary market mortgage production for the third quarter of 2003 was a record $1.4 billion, volatility in long-term interest rates throughout the quarter reduced gains on mortgage loans sold. Further, the recent increase in long-term interest rates has reduced mortgage refinancing applications and may result in lower mortgage origination volume and lower mortgage banking revenue in the fourth quarter of 2003.

        Noninterest expense for the third quarter of 2003 declined slightly to $97.8 million, compared to $98.2 million for the third quarter of 2002. Mortgage servicing rights expense decreased $9.2 million between the comparable third quarter periods, primarily as a function of slower prepayment speeds; comparable previous quarters’ results included impairment of mortgage servicing rights related to high levels of loan prepayment. Personnel expense was $54.8 million for the third quarter of 2003, up $7.2 million, from the year-earlier quarter, due mostly to the addition of CFG personnel, and merit and incentive increases between the years. In comparison to second quarter 2003, noninterest expense was down $6.1 million, led primarily by these same factors. Mortgage servicing rights expense was down $8.8 million, offset partly by increases in personnel, data processing and other costs, between the third and second quarters of 2003.

        “Our 2003 earnings growth goal of 10 percent was predicated on an improving economy, moderate interest rate increases, and increased confidence among consumers and businesses. Although these improvements have not materialized to the degree we expected, we remain optimistic that we will, nevertheless, meet our income goal,” Beideman said.

        The company repurchased approximately 0.7 million shares of its common stock during the third quarter of 2003 at an average cost of $37.46 per share. Associated repurchased 1.9 million shares in the first nine months of 2003 at an average cost of $35.72 per share.

        Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $15.1 billion. Associated has more than 200 banking offices serving more than 150 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

        Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.

Five pages of tables attached.

      Consolidated Balance Sheets (Unaudited)
      Associated Banc-Corp
                                                               September 30,     December 31,              September 30,
      (in thousands)                                                 2003             2002      % Change         2002      % Change
      ------------------------------------------------------------------------------------------------------------------------------
      Assets
      Cash and due from banks                                  $    340,042     $    430,691     (21.0%)   $    404,660     (16.0%)
      Interest-bearing deposits in other
       financial institutions                                         6,180            5,502      12.3%           5,451      13.4%
      Federal funds sold and securities purchased
       under agreements to resell                                    19,950            8,820     126.2%         109,650     (81.8%)
      Securities available for sale, at fair value                3,415,574        3,362,669       1.6%       3,432,758      (0.5%)
      Loans held for sale                                           390,332          305,836      27.6%         379,136       3.0%
      Loans                                                      10,289,242       10,303,225      (0.1%)     10,086,510       2.0%
      Allowance for loan losses                                    (176,223)        (162,541)      8.4%        (155,288)     13.5%
                                                               -------------    -------------              -------------
          Loans, net                                             10,113,019       10,140,684      (0.3%)      9,931,222       1.8%
      Premises and equipment                                        131,873          132,713      (0.6%)        133,596      (1.3%)
      Goodwill                                                      224,388          212,112       5.8%         212,112       5.8%
      Other intangible assets                                        58,565           41,565      40.9%          39,869      46.9%
      Other assets                                                  414,246          402,683       2.9%         396,248       4.5%
                                                               -------------    -------------              -------------
          Total assets                                         $ 15,114,169     $ 15,043,275       0.5%    $ 15,044,702       0.5%
                                                               =============    =============              =============

      Liabilities and Stockholders' Equity
      Noninterest-bearing deposits                            $   1,804,596     $  1,773,699       1.7%    $  1,740,932       3.7%
      Interest-bearing deposits, excluding Brokered CDs           7,673,766        7,117,503       7.8%       7,018,506       9.3%
      Brokered CDs                                                  156,994          233,650     (32.8%)        187,915     (16.5%)
                                                               -------------    -------------              -------------
          Total deposits                                          9,635,356        9,124,852       5.6%       8,947,353       7.7%
      Short-term borrowings                                       2,049,833        2,389,607     (14.2%)      2,630,285     (22.1%)
      Long-term debt                                              1,806,316        1,906,845      (5.3%)      1,830,260      (1.3%)
      Company-obligated mandatorily redeemable
        preferred securities                                        186,788          190,111      (1.7%)        186,739       0.0%
      Accrued expenses and other liabilities                        134,928          159,677     (15.5%)        179,374     (24.8%)
                                                               -------------    -------------              -------------
          Total liabilities                                      13,813,221       13,771,092       0.3%      13,774,011       0.3%
      Stockholders' Equity

        Preferred stock                                                  -                -                         -
        Common stock                                                    736              755      (2.5%)            759      (3.0%)
        Surplus                                                       0,823          643,956      (9.8%)        655,540     (11.4%)
        Retained earnings                                           695,076          607,944      14.3%         581,145      19.6%
        Accumulated other comprehensive income                       36,310           60,313     (39.8%)         76,644     (52.6%)
        Deferred compensation                                        (1,744)              -        N/M          -              N/M
        Treasury stock, at cost                                     (10,253)         (40,785)     74.9%)        (43,397)    (76.4%)
                                                               -------------    -------------              -------------
          Total stockholders' equity                              1,300,948        1,272,183       2.3%       1,270,691       2.4%
                                                               -------------    -------------              -------------
          Total liabilities and stockholders' equity           $ 15,114,169     $ 15,043,275       0.5%    $ 15,044,702       0.5%
                                                               =============    =============              =============

      N/M - Not meaningful.

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Consolidated Statements of Income (Unaudited)
Associated Banc-Corp
                                                         For The Three Months Ended,            For The Nine Months Ended,
                                                                September 30,                          September 30,
                                                         ---------------------------            --------------------------
(in thousands, except per share amounts)                     2003             2002    % Change      2003           2002   % Change
------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Interest Income
Interest and fees on loans                               $  145,246      $ 158,886      (8.6%)  $  441,527   $  468,556    (5.8%)
Interest and dividends on investment securities
 and deposits with other financial institutions
  Taxable                                                    26,710         30,918     (13.6%)      79,430       97,149   (18.2%)
  Tax-exempt                                                  9,825          9,916      (0.9%)      29,822       29,884    (0.2%)
Interest on federal funds sold and securities
  purchased under agreements to resell                           38             45     (15.6%)         127          339   (62.5%)
                                                         -----------     ----------             -----------  -----------
    Total interest income                                   181,819        199,765      (9.0%)     550,906      595,928    (7.6%)
Interest Expense
Interest on deposits                                         30,327         39,336     (22.9%)      93,875      133,125   (29.5%)
Interest on short-term borrowings                             6,757         13,039     (48.2%)      23,766       40,534   (41.4%)
Interest on long-term debt and capital securities            15,759         19,032     (17.2%)      49,640       50,716    (2.1%)
                                                         -----------     ----------             -----------  -----------
    Total interest expense                                   52,843         71,407     (26.0%)     167,281      224,375   (25.4%)
                                                         -----------     ----------             -----------  -----------
Net Interest Income                                         128,976        128,358       0.5%      383,625      371,553     3.2%
Provision for loan losses                                    12,118         12,831      (5.6%)      37,210       36,085     3.1%
                                                         -----------     ----------               ---------  -----------
Net interest income after provision for
 loan losses                                                116,858        115,527       1.2%      346,415      335,468     3.3%
Noninterest Income
Trust service fees                                            7,001          6,722       4.2%       21,427       21,815    (1.8%)
Service charges on deposit accounts                          13,338         12,261       8.8%       37,611       33,874    11.0%
Mortgage banking                                             23,635         20,468      15.5%       78,583       42,709    84.0%
Credit card and other nondeposit fees                         5,435          7,045     (22.9%)      18,023       20,211   (10.8%)
Retail commissions                                            6,830          3,635      87.9%       17,540       14,136    24.1%
Bank owned life insurance income                              3,532          3,545      (0.4%)      10,373       10,284     0.9%
Asset sale gains, net                                           871            658      32.4%          203        1,030   (80.3%)
Investment securities gains, net                                  1            374       N/M           702          374     N/M
Other                                                         3,245          3,948     (17.8%)      14,795       11,526    28.4%
                                                         -----------     ----------             -----------  -----------
    Total noninterest income                                 63,888         58,656       8.9%      199,257      155,959    27.8%
Noninterest Expense
Personnel expense                                            54,795         47,581      15.2%      158,275      141,339    12.0%
Occupancy                                                     7,101          6,553       8.4%       21,367       19,340    10.5%
Equipment                                                     3,178          3,909                   9,612       11,126   (13.6%)
Data processing                                               6,322          5,420      16.6%       17,542       15,527    13.0%
Business development and advertising                          4,113          3,728      10.3%       11,029       10,300     7.1%
Stationery and supplies                                       1,651          1,395                   4,964        5,225    (5.0%)
FDIC expense                                                    353            384                   1,078        1,158    (6.9%)
Mortgage servicing rights expense                             4,199         13,372     (68.6%)      28,818       20,143    43.1%
Other intangible amortization                                   871            576                   2,091        1,674    24.9%
Loan expense                                                  1,806          3,967                   6,104       10,280   (40.6%)
Other                                                        13,382         11,298      18.4%       38,967       35,674     9.2%
                                                         -----------     ----------             -----------  -----------
    Total noninterest expense                                97,771         98,183      (0.4%)     299,847      271,786    10.3%
                                                         -----------     ----------             -----------  -----------
Income before income taxes                                   82,975         76,000       9.2%      245,825      219,641    11.9%
Income tax expense                                           24,589         22,528       9.1%       72,777       62,363    16.7%
                                                         -----------     ----------             -----------  -----------
Net Income                                               $   58,386      $  53,472       9.2%   $  173,048   $  157,278    10.0%
                                                         ===========     ==========             ===========  ===========

Earnings Per Share:
  Basic                                                  $     0.79      $    0.71      11.3%   $     2.34    $    2.10    11.4%
  Diluted                                                      0.79           0.70      12.9%         2.32    $    2.08    11.5%
Average Shares Outstanding:
  Basic                                                      73,473         75,158      (2.2%)      73,892       74,748    (1.1%)
  Diluted                                                    74,323         76,047      (2.3%)      74,596       75,666    (1.4%)

N/M - Not meaningful.

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Selected Quarterly Information
Associated Banc-Corp

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(in thousands, except per share data)                     YTD 2003    YTD 2002    3rd Qtr 2003   2nd Qtr 2003  1st Qtr 2003  4th Qtr 2002  3rd Qtr 2002
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Summary of Operations
Net interest income                                         383,625     371,553       128,976       127,195       127,454        129,713       128,358
Provision for loan losses                                    37,210      36,085        12,118        12,132        12,960         14,614        12,831
Net interest income after provision for loan losses         346,415     335,468       116,858       115,063       114,494        115,099       115,527
Asset sale gains (losses), net                                  203       1,030           871          (790)          122           (373)          658
Investment securities gains (losses), net                       702         374             1         1,027          (326)          (801)          374
Noninterest income (excluding securities & asset gains)     198,352     154,555        63,016        69,923        65,413         65,523        57,624
Noninterest expense                                         299,847     271,786        97,771       103,919        98,157        102,763        98,183
Income taxes                                                 72,777      62,363        24,589        24,635        23,553         23,244        22,528
Net income                                                  173,048     157,278        58,386        56,669        57,993         53,441        53,472
Taxable equivalent adjustment                                18,673      18,091         6,165         6,231         6,277          5,981         5,991

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Per Common Share Data (1)
Net income:
  Basic                                                    $   2.34  $     2.10   $      0.79     $    0.77      $   0.78      $    0.72      $   0.71
  Diluted                                                      2.32        2.08          0.79          0.76          0.77           0.71          0.70
Dividends                                                      0.99        0.90          0.34          0.34          0.31           0.31          0.31

Market Value:
  High                                                     $  38.90  $    38.25   $     38.90     $   38.41      $  35.22      $   34.21      $  36.96
  Low                                                         32.15       30.37         37.12         32.15         32.33          27.20         30.64
  Close                                                       37.89       31.73         37.89         36.61         32.33          33.94         31.73
Book value                                                    17.77       17.03         17.77         17.88         17.41          17.13         17.03

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Performance Ratios (annualized)
Net interest margin (FTE)                                      3.82%       3.94%         3.78%         3.79%         3.87%          3.87%         3.96%
Return on average assets                                       1.54        1.49          1.53          1.51          1.58           1.42          1.47
Return on average equity                                      17.82       17.28         17.75         17.37         18.36          16.62         16.73
Efficiency ratio (2)                                          49.92       49.94         49.34         51.10         49.29          51.07         51.14
Effective tax rate                                            29.61       28.39         29.63         30.30         28.88          30.31         29.64
Dividend payout ratio (basic)                                 42.31       42.94         43.04         44.16         39.74          43.06         43.66

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Average Balances
Assets                                                 $15,013,216  $14,093,749   $15,152,676   $15,016,497   $14,867,339    $14,901,747   $14,460,358
Earning assets                                          13,986,544   13,100,514    14,128,702     3,991,615    13,836,102     13,870,491    13,427,986
Interest-bearing liabilities                            11,928,563   11,263,140    11,955,420    11,941,877    11,886,642     11,792,552    11,459,673
Loans                                                   10,712,738    9,814,880    10,813,769    10,743,430    10,578,430     10,559,154    10,128,826
Deposits                                                 9,171,353    8,905,076     9,485,000     9,121,204     8,901,441      8,934,668     8,947,047
Stockholders' equity                                     1,298,234    1,217,165     1,304,983     1,308,505     1,280,950      1,275,914     1,268,355
Stockholders' equity / assets                                 8.65%        8.64%         8.61%         8.71%         8.62%          8.56%         8.77%

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At Period End
Assets                                                                            $15,114,169   $15,218,816   $15,089,166    $15,043,275   $15,044,702
Loans                                                                              10,289,242    10,387,364    10,275,469     10,303,225    10,086,510
Allowance for loan losses                                                             176,223       172,440       170,391        162,541       155,288
Deposits                                                                            9,635,356     9,453,460     9,060,234      9,124,852     8,947,353
Stockholders' equity                                                                1,300,948     1,318,246     1,285,866      1,272,183     1,270,691
Stockholders' equity / assets                                                            8.61%         8.66%         8.52%          8.46%         8.45%
Shares outstanding, end of period                                                      73,227        73,736        73,870         74,281        74,598

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(1) Per share data adjusted retroactively for stock splits and stock dividends.
(2) Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

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Financial Summary and Comparison
Associated Banc-Corp                                                  Three months ended                                    Nine months ended
                                                                         September 30,                                        September 30,
                                                        ------------------------------------------------     ------------------------------------------------
(in thousands, except per share data)                         2003            2002         % Change                2003            2002         % Change
------------------------------------------------------- ------------------------------------------------     ------------------------------------------------
Allowance for Loan Losses
Beginning balance                                       $  172,440       $  148,733          15.9%           $  162,541      $  128,204           26.8%
Balance related to acquisitions                                 -                -             -                     -           11,985            N/M
Provision for loan losses                                   12,118           12,831          (5.6%)              37,210          36,085            3.1%
Charge offs                                                 (9,340)          (7,508)         24.4%              (26,631)        (24,295)           9.6%
Recoveries                                                   1,005            1,232         (18.4%)               3,103           3,309           (6.2%)
                                                        -----------------------------                         ---------------------------------
Net charge offs                                             (8,35)           (6,276)         32.8%              (23,528)        (20,986)          12.1%
                                                        -----------------------------                         ---------------------------------
Ending Balance                                             176,223          155,288          13.5%              176,223         155,288           13.5%
                                                        =============================                         =================================

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Credit Quality                                            3rd Qtr 2003    2nd Qtr 2003     % Change            1st Qtr 2003    4th Qtr 2002   3rd Qtr 2002
                                                        --------------------------------------------------------------------------------------------------
Nonaccrual loans                                        $  114,067       $  110,820           2.9%           $   90,384      $   94,132        $  93,250
Loans 90 or more days past due and still accruing (1)       11,055            6,311          75.2%                3,425           3,912            5,981
Restructured loans                                              44               46          (4.3%)                 844           1,258            1,110
                                                        ---------------------------------                    ---------------------------------------------
    Total nonperforming loans                              125,166          117,177           6.8%               94,653          99,302          100,341
Other real estate owned                                      6,380           14,707         (56.6%)              12,949          11,448            3,331
                                                        ---------------------------------                    ---------------------------------------------
    Total nonperforming assets                             131,546          131,884          (0.3%)             107,602         110,750          103,672
                                                        =================================                    =============================================
Net charge offs                                              8,335           10,083         (17.3%)               5,110           7,361            6,276

Allowance for loan losses / loans                             1.71%           1.66%                                1.66%           1.58%            1.54%
Allowance for loan losses / nonperforming loans             140.79          147.16                               180.02          163.68           154.76
Nonperforming loans / total loans                             1.22            1.13                                 0.92            0.96             0.99
Nonperforming assets / total assets                           0.87            0.87                                 0.71            0.74             0.69
Net charge offs / average loans (annualized)                  0.31            0.38                                 0.20            0.28             0.25
Year-to-date net charge offs / average loans                  0.29            0.29                                 0.20            0.28             0.29
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Period End Loan Composition
                                                         Sept 30, 2003    Dec 31, 2002     % Change                           Sept 30, 2002     % Change
                                                        ------------------------------------------------                     -----------------------------
Commercial, financial & agricultural                    $2,186,214      $2,213,986           (1.3%)                          $2,175,931              0.5%
Real estate - construction                               1,035,674         910,581           13.7%                              850,287             21.8%
Commercial real estate                                   3,240,757       3,128,826            3.6%                            3,082,890              5.1%
Lease financing                                             37,193          38,352           (3.0%)                              36,274              2.5%
                                                        ---------------------------------                                    -----------------
  Commercial                                             6,499,838       6,291,745            3.3%                            6,145,382              5.8%
Residential mortgage                                     2,166,187       2,430,746          (10.9%)                           2,381,120             (9.0%)
Home equity                                                912,142         864,631            5.5%                              831,169              9.7%
                                                        ---------------------------------                                    -----------------
  Residential real estate                                3,078,329       3,295,377           (6.6%)                           3,212,289             (4.2%)
Consumer                                                   711,075         716,103           (0.7%)                             728,839             (2.4%)
                                                        ---------------------------------                                    -----------------
  Total loans                                          $10,289,242     $10,303,225           (0.1%)                         $10,086,510              2.0%
                                                        =================================                                    =================

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Period End Deposit Composition
                                                         Sept 30, 2003    Dec 31, 2002     % Change                           Sept 30, 2002     % Change
                                                        ------------------------------------------------                     --------------------------------
Demand                                                  $1,804,596      $1,773,699            1.7%                           $1,740,932              3.7%
Savings                                                    924,036         895,855            3.1%                              916,039              0.9%
Interest-bearing demand                                  2,086,964       1,468,193           42.1%                            1,212,672             72.1%
Money market                                             1,559,769       1,754,313          (11.1%)                           1,760,334            (11.4%)
Brokered CDs                                               156,994         233,650          (32.8%)                             187,915            (16.5%)
Other time deposits                                      3,102,997       2,999,142            3.5%                            3,129,461             (0.8%)
                                                        ---------------------------------                                    -----------------
  Total deposits                                         9,635,356       9,124,852            5.6%                            8,947,353              7.7%
                                                        =================================                                    =================

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N/M = Not Meaningful
(1) Does not include guaranteed student loans.  Guaranteed student loans 90+ days past due and still accruing totaled $14.1 million as of September 30,
2003.

Net Interest Income Analysis - Taxable Equivalent Basis
Associated Banc-Corp
                                                         Nine months ended September 30, 2003     Nine months ended September 30, 2002
                                                         ------------------------------------     ------------------------------------
                                                         Average       Interest       Average     Average       Interest       Average
                                                         Balance    Income/Expense  Yield/Rate    Balance    Income/Expense   Yield/Rate
                                                         -------------------------------------    --------------------------------------
Earning assets:
  Loans: (1)(2)(3)
     Commercial                                          $ 6,455,171   $249,509       5.10%       $ 5,839,172    $261,173       5.90%
     Residential real estate                               3,547,875    154,138       5.80          3,268,018     165,944       6.77
     Consumer                                                709,692     38,660       7.28            707,690      42,286       7.98
                                                         -----------------------                  ------------------------
       Total loans                                        10,712,738    442,307       5.48          9,814,880     469,403       6.34
  Investments and other                                    3,273,806    127,272       5.18          3,285,634     144,616       5.87
                                                         -----------------------                  ------------------------
Total earning assets                                      13,986,544    569,579       5.41         13,100,514     614,019       6.22
  Other assets, net                                        1,026,672                                  993,235
                                                         ------------                             ------------
Total Assets                                             $15,013,261                              $14,093,749
                                                         ============                             ============

Interest-bearing liabilities:
  Savings deposits                                       $   930,105   $  3,997       0.57%       $   881,727    $  5,147       0.78%
  Interest-bearing demand deposits                         1,708,600     10,995       0.86          1,053,748       6,268       0.80
  Money market deposits                                    1,640,707     11,694       0.95          1,913,528      19,458       1.36
  Time deposits, excluding Brokered CDs                    3,062,576     64,825       2.83          3,330,936      97,622       3.92
                                                         -----------------------                  ------------------------
     Total interest-bearing deposits,
       excluding Brokered CDs                              7,341,988     91,511       1.67          7,179,939     128,495       2.39
  Brokered CDs                                               184,494      2,364       1.71            287,199       4,630       2.16
                                                         -----------------------                  ------------------------
     Total interest-bearing deposits                       7,526,482     93,875       1.67          7,467,138     133,125       2.38
  Wholesale funding                                        4,402,081     73,406       2.20          3,796,002      91,250       3.17
                                                         -----------------------                  ------------------------
Total interest-bearing liabilities                        11,928,563    167,281       1.87         11,263,140     224,375       2.65
  Noninterest-bearing demand                               1,644,871                                1,437,938
  Other liabilities                                          141,548                                  175,506
  Stockholders' equity                                     1,298,234                                1,217,165
                                                         ------------                             ------------
Total liabilities and stockholders' equity               $15,013,216                              $14,093,749
                                                         ============-----------                  ============------------
Net interest income and rate spread (1)                                $402,298       3.54%                      $389,644       3.57%
Net interest margin (1)                                                =========      3.82%                      =========       3.94%
Taxable equivalent adjustment                                          $ 18,673                                  $ 18,091
                                                                       =========                                 =========

----------------------------------------------------------------------------------------------------------------------------------------
                                                         Three months ended September 30, 2003     Three months ended September 30, 2002
                                                         -------------------------------------     -------------------------------------
                                                         Average       Interest       Average     Average       Interest       Average
                                                         Balance    Income/Expense  Yield/Rate    Balance    Income/Expense   Yield/Rate
                                                         -------------------------------------    --------------------------------------
Earning assets:
  Loans: (1)(2)(3)
     Commercial                                          $ 6,565,202   $ 83,321       4.97%       $ 6,072,648    $ 89,715       5.80%
     Residential real estate                               3,541,464     49,538       5.55          3,333,818      55,546       6.62
     Consumer                                                707,103     12,657       7.10            722,360      13,893       7.62
                                                         -----------------------                  ------------------------
       Total loans                                        10,813,769    145,516       5.30         10,128,826     159,154       6.20
  Investments and other                                    3,314,933     42,468       5.12          3,299,160      46,602       5.65
                                                         -----------------------                  ------------------------
Total earning assets                                      14,128,702    187,984       5.26         13,427,986     205,756       6.06
  Other assets, net                                        1,023,974                                1,032,372
                                                         ------------                             ------------
Total Assets                                             $15,152,676                              $14,460,358
                                                         ============                             ============

Interest-bearing liabilities:
  Savings deposits                                       $   935,402   $  1,113       0.47%       $   914,804    $  1,819       0.79%
  Interest-bearing demand deposits                         1,938,111      4,070       0.83          1,192,154       2,841       0.95
  Money market deposits                                    1,586,092      3,430       0.86          1,840,435       5,991       1.29
  Time deposits, excluding Brokered CDs                    3,120,919     21,213       2.70          3,187,992      27,229       3.39
                                                         -----------------------                  ------------------------
     Total interest-bearing deposits,
       excluding Brokered CDs                              7,580,524     29,826       1.56          7,135,385      38,880       2.11
  Brokered CDs                                               146,670        501       1.36            246,676       1,456       2.34
                                                         -----------------------                  ------------------------
     Total interest-bearing deposits                       7,727,194     30,327       1.56          7,382,061      39,336       2.11
  Wholesale funding                                        4,228,226     22,516       2.09          4,077,612      32,071       3.09
                                                         -----------------------                  ------------------------
Total interest-bearing liabilities                        11,955,420     52,843       1.75         11,459,673      71,407       2.46
  Noninterest-bearing demand                               1,757,806                                1,564,986
  Other liabilities                                          134,467                                  167,344
  Stockholders' equity                                     1,304,983                                1,268,355
                                                         ------------                             ------------
Total liabilities and stockholders' equity               $15,152,676                              $14,460,358
                                                         ============-----------                  ============------------
Net interest income and rate spread (1)                                $135,141       3.51%                      $134,349       3.60%
Net interest margin (1)                                                =========      3.78%                      =========      3.96%
Taxable equivalent adjustment                                          $  6,165                                  $  5,991
                                                                       =========                                 =========
----------------------------------------------------------------------------------------------------------------------------------------
(1) The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2) Nonaccrual loans and loans held for sale have been included in the average balances.
(3) Interest income includes net loan fees.